YUM! BRANDS TO ACCELERATE AI INNOVATION IN AN INDUSTRY-FIRST COLLABORATION WITH NVIDIA Louisville, KY, March 18, 2025 – Yum! Brands (NYSE: YUM), the parent company of KFC, Taco Bell, Pizza Hut, and Habit Burger & Grill, announced today that it is partnering with NVIDIA to accelerate the development of innovative AI technologies for Yum! restaurants around the globe. Yum! Brands, the world’s largest restaurant company with over 61,000 locations, is NVIDIA’s first AI restaurant partner. This collaboration brings the two powerhouses together to integrate AI into the restaurant and retail industry at an unprecedented scale. “At Yum, we have a bold vision to deliver leading-edge, AI-powered technology capabilities to our customers and team members globally,” said Joe Park, Chief Digital & Technology Officer, Yum! Brands, Inc. and President, Byte by Yum! “We are thrilled to partner with a pioneering company like NVIDIA to help us accelerate this ambition. This partnership will enable us to harness the rich consumer and operational data sets on our Byte by Yum! integrated platform to build smarter AI engines that will create easier experiences for our customers and team members." Yum! and NVIDIA are planning to transform the future of dining by unlocking scalable AI applications quickly, reliably and affordably. The technology will power and scale Yum!'s existing proprietary Byte by Yum!™ platform. Through a direct collaboration at the developer level, Yum! was able to deploy NVIDIA AI-powered voice AI agents within three months. This partnership will harness easy-to-use NVIDIA NIM microservices, part of NVIDIA AI Enterprise and available on Amazon Web Services (AWS), to optimize and create efficiencies in restaurant operations, enhancing team member and customer experiences. The AI solutions will be instrumental in three key areas across Yum! Brands:

• Voice Automated Order-Taking AI Agents: Advancing drive-thru and call center operations with conversational AI, powered by NVIDIA Riva and NVIDIA NIM microservices, that adapts to human speech patterns, understands complex menus and customer preferences, and enables a more natural, seamless ordering experience. • Computer Vision Enhanced Operations: Deploying NVIDIA-powered computer vision to optimize drive-thru efficiency and back-of-house labor management through real-time analytics and alerts. • Accelerated Restaurant Intelligence: Utilizing AI-driven analytics and agents to assess restaurant performance, generating personalized action plans for restaurant managers based on best practices from top-performing locations. Yum! Brands has already begun piloting multiple AI solutions in select Taco Bell and Pizza Hut locations in the United States using NVIDIA technology. Following a successful pilot, a broader rollout of this technology targeting 500 restaurants across Pizza Hut, Taco Bell, KFC and Habit Burger is planned for the second quarter of this year. The partnership highlights the importance of NVIDIA technology to optimize inference costs at scale (the ability to run machine learning models on large volumes of data rapidly and efficiently) and enable AI to tackle increasingly complex tasks, enhancing operational efficiency and customer engagement. The goal of Yum!’s digital and technology strategy is to better serve its franchisees, providing them with better, faster, cheaper and safer technology while delighting consumers and maximizing shareholder returns. “NVIDIA's software makes it affordable for even the largest restaurant company to improve operations and customer experiences, proving AI can pay off at every location,” said Andrew Sun, Global Director of Retail, CPG and QSR Business Development, NVIDIA. “Working with Yum! Brands’ best-in-class Digital & Technology team and proprietary Byte by Yum! platform to integrate NVIDIA AI software breaks barriers to AI innovation in the restaurant industry - delivering real-time, context-aware intelligence, powered by a scalable inference platform.” Looking ahead, Yum! is expanding AI to help team members manage complex tasks, including AI agents that plan, reason and act to assist across restaurants. The intelligence built with the latest NVIDIA software will be proprietary to Yum!, giving the company full ownership to customize and evolve its technology stack. This will enable Yum! to integrate more advanced AI models, such as large language models, into its operations, and pave the way for innovative applications, including sentiment analysis and personalized customer interactions. The technology will be integrated into Byte by Yum!™, a proprietary AI-driven SaaS platform that consolidates essential restaurant systems ranging from ordering and delivery optimization to inventory and labor management. The NVIDIA partnership strengthens Yum! Brands’ leadership in restaurant technology, as a company with proprietary platforms and talent to address industry challenges at scale. Leveraging NVIDIA’s advanced AI and accelerated computing, Yum! Brands aims to become the leader in integrating technology into every touch point, across every restaurant, around the world. The terms of the strategic partnership are subject to mutually agreeable definitive agreements.

About Yum! Brands Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 61,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-inspired food, and pizza categories, respectively. Habit Burger & Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America, Newsweek’s list of America’s Most Responsible Companies, USA Today’s America’s Climate Leaders and 3BL’s list of 100 Best Corporate Citizens. In 2025, the Company was recognized among TIME magazine’s list of Best Companies for Future Leaders. In addition, KFC, Taco Bell and Pizza Hut led Entrepreneur's Top Global Franchises 2024 list and were ranked in the first 25 of Entrepreneur’s 2025 Franchise 500, with Taco Bell securing the No. 1 spot in North America for the fifth consecutive year. Cautionary Statement Regarding Forward-Looking Statements Certain statements in this communication contain “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are based on current expectations, estimates, assumptions or projections concerning future results or events, including, without limitation, the future earnings and performance of Yum! Brands, KFC, Taco Bell, Pizza Hut or the Habit Burger & Grill or any of their businesses or restaurants. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those indicated by those statements. We cannot assure you that any of the expectations, estimates or projections expressed will be achieved. Numerous factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation our ability to successfully and securely implement technology initiatives. The forward-looking statements included in this communication are only made as of the date of this communication and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.